                                                                     Exhibit 4.1
NUMBER                                                               UNITS

U-

SEE REVERSE FOR
CERTAIN DEFINITIONS

                        ALPHA SECURITY GROUP CORPORATION

                                                            CUSIP ______________

                               UNITS CONSISTING OF
                          ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                  is the owner of

                                                                          Units.

Each Unit (collectively, the "Units") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Alpha Security Group Corporation, a Delaware corporation (the "Company"), and one warrant (collectively, the "Warrants"). Each Warrant entitles the holder to purchase one
(1) share of Common Stock for $8.00 per share (subject to adjustment). Each
Warrant will become exercisable on the later of (i)            , 2007 or (ii)
the earlier of the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or the distribution of funds held by that certain trust account for the benefit of the Company's public stockholders, and will expire unless exercised before 5:00 p.m., New York City
Time, on               , 2010, or earlier upon redemption (the "Expiration
Date"). The Common Stock and Warrants comprising the Units represented by this
certificate are not transferable separately prior to            , 2006, subject
to earlier separation in the discretion of Maxim Group LLC; provided, however, that in no event will Maxim Group LLC allow separate trading of the common stock and warrants until the Company files am audited balance sheet reflecting the Company's receipt of the gross proceeds of its initial public offering. The terms of the Warrants are governed by a Warrant Agreement, dated as
of            , 2006, between the Company and American Stock Transfer & Trust
Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By                    Alpha Security Group Corporation

                                    CORPORATE
_____________________                DELAWARE               ___________________
Steven M. Wasserman,                  SEAL                  Steven M. Wasserman,
Chief Executive                                             Secretary
Officer and President                 2005

                        Alpha Security Group Corporation




The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

-----------------------------------------------------------------------------------------------------------------------------------
TEN COM -            as tenants in common                                 UNIF GIFT MIN ACT - Custodian

TEN ENT -            as tenants by the entireties                         (Cust)                  (Minor)
JT TEN -             as joint tenants with right of survivorship          under Uniform Gifts to Minors Act
                     and not as tenants in common

                                                                          -----------------
                                                                          (State)
-----------------------------------------------------------------------------------------------------------------------------------

Additional Abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                        Attorney to transfer the
said Units on the books of the within named Company will full power of substitution in the premises.

Dated ____________

                                    --------------------------------------------
                                    NOTICE: The signature to this assignment
                                            must correspond with the name as
                                            written upon the face of the
                                            certificate in every particular,
                                            without alteration or enlargement
                                            or any change whatever.
Signature(s) Guaranteed:

--------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).